Exhibit 4

REGISTERED

NO. ARN-5

CUSIP NO.: 002546 232

AB SVENSK EXPORTKREDIT

(SWEDISH EXPORT CREDIT CORPORATION)

MEDIUM-TERM NOTE, SERIES D,

Accelerated Return NotesSM

(Linked to the Russell 1000 Growth Index)

due May 5, 2009

Unless and until it is exchanged in whole or in part for the individual Debt Securities represented hereby, this Note may not be transferred except as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository or by the Depository or any such nominee to a successor Depository or a nominee of such successor Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of CEDE & CO. or such other name as is requested by an authorized representative of DTC (and any payment is made to CEDE & CO. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, inasmuch as the registered owner hereof, CEDE & CO., has an interest herein.

As used herein, “this Note” means this master global note certificate and “Notes” means the book-entry notes represented by this Note.

PRINCIPAL AMOUNT:	$32,000,000.

MATURITY DATE:	May 5, 2009.

INTEREST RATE:	This Note will not bear interest (except as provided herein in the event of default in the payment of the Redemption Amount at Maturity when due).

SPECIFIED CURRENCY:	U.S. Dollars.

INDEX:	The Russell 1000 Growth Index or any Successor Index (as defined herein) as it may be modified, replaced or adjusted from time to time as described under “Discontinuance or Modification of the Index” below.

INDEX COMPONENT:	At any time, any of the stocks included in the Index.

INDEX SPONSOR:	The entity, including any successor sponsor, that determines and publishes the Index as then in effect.

REDEMPTION AMOUNT AT MATURITY:	For each $10 principal amount:

(1)	If the Ending Value is greater than the Starting Value:

$10 + ($30 x (Ending Value – Starting Value)/Starting Value) but not more than the Capped Value or;

(2)	If the Ending Value is less than or equal to the Starting Value:

$10 x (Ending Value/Starting Value)

STARTING VALUE:	570.18.

ENDING VALUE:	The average of the closing levels of the Index for the first five Calculation Days on which no Market Disruption Event has occurred or is continuing (or for such less number of such Calculation Days, if there are less than five); provided that if a Market Disruption Event has occurred or is continuing on all Calculation Days, the Ending Value will equal the closing value of the Index determined (or, if not determinable, estimated by the Calculation Agent in a communally reasonable manner under the circumstances) on the last Calculation Day, regardless of the occurrence of a Market Disruption Event on such Calculation Day.

CALCULATION PERIOD:	The period from and including the seventh scheduled Market Measure Business Day preceding the Maturity Date to and including the second scheduled Market Measure Business Day preceding the Maturity Date.

CALCULATION DAY:	Each Market Measure Business Day during the Calculation Period.

CAPPED VALUE:	$11.3920

MARKET DISRUPTION EVENTS:	Either of the following will be a Market Disruption Event, as determined by the Calculation Agent:

•

the suspension of, or material limitation on, trading, in each case for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchanges on which the respective Index Components trade, as determined by the Calculation Agent (without taking into account any extended or after-hours trading session) in 20% or more of the stocks which then comprise the Index or any Successor Index; or;

•

the suspension of or material limitation on trading, in each case for more than two hours of trading, or during the one-half hour period preceding the close of trading, on the primary exchange that trades options contracts or futures contracts related to the Index as determined by the Calculation Agent (without taking into account any extended or after-hours trading session), whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise, in option contracts or futures contracts related to the Index or any Successor Index.

For the purpose of determining whether a Market Disruption Event has occurred:

•

a limitation on the hours in a trading day or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange;

•	a decision to permanently discontinue trading in a future or options contract or the Index or any Successor Index will not constitute a Market Disruption Event;

•

a suspension of trading in a futures or options contract on the Index or any Successor Index by a major securities market by reason of (a) a price change violating limits set by that securities market, (b) an imbalance of orders relating to those contracts or (c) a disparity in bid and ask quotes relating to those contracts will constitute a suspension of or material limitation on trading in futures or options contracts related to the Index or any Successor Index;

•	a suspension of or material limitation on trading on the relevant exchange will not include any time when that exchange is closed for trading under ordinary circumstances; and

•

for the purpose of the first bullet of the definition of Market Disruption Event above, any limitations on trading during significant market fluctuations under NYSE Rule 80B, or any applicable rule or regulation enacted or promulgated by the NYSE or any other self regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent, will be considered “material”.

DISCONTINUANCE OR MODIFICATION OF THE INDEX:	If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute market measure that the Calculation Agent determines is comparable to the Index (a “Successor Index”), then, upon the Calculation Agent’s notification of that determination to the Trustee and the Company, the Calculation Agent will substitute the Successor Index as calculated by the relevant Index Sponsor or other entity and calculate the Ending Value as described above.

In the event that the Index Sponsor discontinues publication of the Index and either the Calculation Agent does not select a successor market measure, or the successor market measure is not published on any of the Calculation Days, the Calculation Agent will compute a substitute level for the Index in accordance with the procedures last used to calculate the Index before any discontinuance. If a Successor Index is selected or the Calculation Agent calculates a level as a substitute for the Index as described below, the Successor Index or level will be used as a substitute for the Index for all purposes, including the purpose of determining whether a Market Disruption Event exists.

If an Index Sponsor discontinues publication of the Index before the initial Calculation Day and the Calculation Agent determines there is no Successor Index then until the earlier to occur of (i) the determination of the Ending Value and (ii) a determination by the Calculation Agent that a Successor Index is available, the Calculation Agent will determine the amount payable by a computation methodology that the Calculation Agent determines will as closely as reasonably possible replicate the Index.

If at any time the Index Sponsor makes a material change in the formula for or the method of calculating the Index, or in any other way materially modifies the Index so that the Index does not, in the good faith opinion of the Calculation Agent, fairly represent the level of the Index had those changes or modification not had been made, then, from and after that time, the Calculation Agent will, at the close of business in New York, New York, on each date that the closing value of the Index is to be calculated, make any adjustments as, in the good faith judgment of the Calculation Agent, may be necessary in order to arrive at a calculation of a level of a stock index comparable to the Index as if those changes or modifications had not been made, and calculate the closing level with reference to the Index, as so adjusted. Accordingly, if the method of calculating the Index is modified so that the level of the Index is a fraction or a multiple of what it would have been had it not been modified, then the Calculation Agent will adjust the Index in order to arrive at a level of the Index as if it had not been modified.

All determinations and adjustments to be made by the Calculation Agent with respect to the value of the Index and the Redemption Amount at Maturity or the amount payable upon any repurchase of Notes by the Company or otherwise relating to the value of the Notes may be made by the Calculation Agent in its sole discretion.

BUSINESS DAY:	Any day other than a Saturday or Sunday that is not a day on which banking institutions in New York City or Stockholm generally are authorized by law, regulation or executive order to close.

MARKET MEASURE BUSINESS DAY:	A day on which the New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market are open for trading and the Index is calculated and published.

AUTHORIZED DENOMINATIONS:	$10 and integral multiples of $10 in excess thereof.

CALCULATION AGENT:	Merrill Lynch, Pierce, Fenner & Smith Incorporated. All determinations made by the Calculation Agent, absent a determination of manifest error, will be conclusive for all purposes and binding on us and the holders and beneficial owners of the Notes.

FORM:	Book-Entry.

REDEMPTION (other than for tax reasons):	None.

AB SVENSK EXPORTKREDIT (Swedish Export Credit Corporation), a joint stock company duly organized and existing under the laws of Sweden (herein referred to as the “Company”), for value received, hereby promises to pay to

CEDE & CO.

, or registered assigns, the Redemption Amount at Maturity set forth above on the Maturity Date shown above.

This Note is one of a duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (herein called the “Debt Securities”) of the series hereinafter specified, all issued or to be issued under and pursuant to an Indenture dated as of August 15, 1991, as amended by Supplemental Indentures dated as of June 2, 2004 and January 30, 2006 and as the same may be further amended from time to time (the “Indenture”) duly executed and delivered by the Company to The Bank of New York Trust Company, N.A., as successor in interest to J.P. Morgan Trust Company, N.A. (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Debt Securities. The Debt Securities may be issued in one or more series, which different series may be issued in various aggregate principal or face amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series of securities issued and to be issued under the Indenture and designated as “Medium-Term Notes, Series D” of the Company (herein called the “Notes”).

Any payment of the Redemption Amount at Maturity on the Maturity Date or any other amount in respect of this Note (including any additional amounts as described below) will be made by the Company in U.S. dollars. Any payment required to be made in respect of this Note on a date that is not a Business Day for such payment need not be made on such date, but may be made on the next succeeding Business Day for such payment with the same force and effect as if made on such date, and no interest shall accrue as a result of such delayed payment.

The total amount of the Redemption Amount at Maturity will be made available to the Trustee on the Maturity Date. As soon as possible thereafter, the Trustee will make such payments to the Depository in accordance with existing arrangements between the Trustee and the Depository. The Depository will allocate such payments to each book-entry Note represented by this Note then outstanding and will make payments to the participants therein in accordance with its existing operating procedures. Neither the Company nor the Trustee shall have any responsibility or liability for such payments by the Depository. So long as the Depository or its nominee is the Holder of this Note, the Depository or its nominee, as the case may be, will be considered the holder of the Notes for all purposes under the Indenture.

Payment of any amount in respect of this Note will, subject to the following sentence, be made without deduction or withholding for or on account of any present or future taxes, assessments or other governmental charges imposed upon this Note or the Holder hereof, or by reason of the making of any such payment, by Sweden or any political subdivision or taxing authority thereof or therein. If the Company is required by law to make any such deduction or withholding, it will pay such additional amount as may be necessary so that every net payment in respect of this Note paid to the Holder hereof will not be less than the amount provided for herein and in the Indenture to be then due and payable; provided, that the Holder hereof is not otherwise liable to taxation in Sweden on such payment of principal, premium or interest by reason of any relationship with or activity within Sweden other than his ownership of this Note or his receiving payment in respect hereof; and provided further that no such additional amount will be paid if the Holder hereof is able to avoid such withholding by making a declaration of non-residence or other similar claim for exemption to the relevant tax authority.

This Note will not be subject to any sinking fund and will not be redeemable at the option of the Company, except as set forth in the next succeeding paragraph.

If, at any time subsequent to the issuance of this Note, any tax, assessment or other governmental charge shall be imposed by Sweden or any political subdivision or taxing authority thereof or therein, as a result of which the Company shall become obligated to pay any additional amount as set forth in the second succeeding paragraph of this Note (the determination as to whether payment of such additional amount would be required on account of this Note being made by the Company on the basis of treaties and laws in effect on the date of such determination or, if the Company so elects, those to become effective on or before the Maturity Date), then the Company shall have the option at any time to redeem this Note as a whole but not in part, upon not less than 30 nor more than 60 days’ prior notice to the Holder hereof, at a redemption price equal to such amount as the Calculation Agent determines would be the Redemption Amount at Maturity calculated as though the final Calculation Day was the third Business Day prior to the redemption date; provided, however, that at the time notice of any such redemption is given, the obligation to pay such additional amount shall remain in effect.

If an Event of Default with respect to this Note shall have occurred and be continuing, this Note may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture in such amount as shall be equal to the Redemption Amount at Maturity calculated as though the date of acceleration over the Maturity Date.

In the event the Company fails to pay the Redemption Amount at Maturity on the Maturity Date, any such overdue payment will bear interest until the date upon which all sums due in respect thereof are received by or on behalf of the relevant Holder, at the rate per annum which is the current Federal Funds rate, reset daily, as determined by reference to Reuters page FEDFUNDS1 under the heading “EFFECT”, to the extent that payment of such interest shall be legally enforceable. “Reuters page FEDFUNDS1” means such page or any successor page, or page on a successor service, displaying such rate. If the Federal Funds Rate cannot be determined by reference to Reuters page FEDFUNDS1, such rate will be determined in accordance with the procedures set forth in the Company’s prospectus supplement for its Medium-Term Notes, Series D, dated January 30, 2006 relating to the determination of the Federal Funds Rate in the event of the unavailability of Moneyline Telerate page 120.

All determinations made by Calculation Agent in respect of this Note, if made in good faith shall be binding on the Company and the holders of the Notes.

In case this Note shall at any time become mutilated, destroyed, stolen or lost and this Note or evidence of the loss, theft or destruction hereof (together with such indemnity and such other documents or proof as may be required by the Company or the Trustee) shall be delivered to the principal corporate trust office of the Trustee, a new Note of like tenor and principal amount will be issued by the Company in exchange for, or in lieu of, this Note. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the Holder of this Note.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in the Borough of Manhattan, the City and State of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Security Registrar and the Trustee duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of like tenor, in authorized denominations and having the same aggregate principal amount, will be issued to the designated transferee or transferees.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner of this Note for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any agent of the Company shall be affected by notice to the contrary.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Debt Securities of any series at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount (or, in the case of any Principal Indexed Security, principal or face amount) of the outstanding Debt Securities affected by such amendment or modification. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount (or, in the case of any Principal Indexed Security, principal or face amount) of the Outstanding Debt Securities of any series, on behalf of the Holders of all the Debt Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debt Security shall be conclusive and binding upon such Holder and upon all future Holders of this Debt Security and of any Debt Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon the Debt Security.

Holders of Debt Securities may not enforce their rights pursuant to the Indenture or the Debt Securities except as provided in the Indenture. No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the Redemption Amount at Maturity at the time and place, and in the coin or currency, herein prescribed.

This Note is an unsecured obligation of the Company and ranks pari passu with all other unsecured and unsubordinated indebtedness of the company for borrowed money. This Note is not an obligation of the Kingdom of Sweden.

THE INDENTURE AND THIS NOTE SHALL BOTH BE DEEMED TO BE CONTRACTS MADE UNDER THE LAW OF THE STATE OF NEW YORK, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH SUCH LAW FOR ALL PURPOSES, EXCEPT THAT MATTERS RELATING TO THE AUTHORIZATION AND EXECUTION BY THE COMPANY OF THE INDENTURE AND THIS NOTE AND, IF THIS NOTE IS AT ANY TIME SECURED BY PROPERTY OR ASSETS IN SWEDEN, MATTERS RELATING TO SUCH SECURITY AND THE ENFORCEMENT THEREOF IN SWEDEN, SHALL BE GOVERNED BY THE LAWS OF SWEDEN.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall not become valid or obligatory for any purpose unless and until this Note has been authenticated by The Bank of New York Trust Company, N.A., or its successor, as Trustee.

IN WITNESS THEREOF, the Company has caused this Note to be executed by one or more officers of the Company authorized for such purpose by a facsimile of such officer’s or such officers’ signatures to be impressed, imprinted, engraved or otherwise reproduced hereon.

Dated: March 5, 2008	AB SVENSK EXPORTKREDIT
(Swedish Export Credit Corporation)

By:
Name:
Title:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Debt Securities Issued under the within-mentioned indenture.

THE BANK OF NEW YORK TRUST COMPANY, N.A. (AS SUCCESSOR IN INTEREST TO J.P. MORGAN TRUST COMPANY, N.A.)

as Trustee

By:
Authorized Officer

FOR VALUE RECEIVED the undersigned hereby sell(s), assign(s) and transfers unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated:	Signature:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the written instrument in every particular, without alteration or enlargement or any change whatever.